                                  EXHIBIT 21.01


                         SUBSIDIARIES OF THE REGISTRANT


Name:                     DMI Acquisition Corp.

Jurisdiction of
Incorporation:            Florida

Doing Business as:        Dynamic Healthcare Technologies, Inc.